UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2025

Citi Trends, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41886	52-2150697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Coleman Boulevard
Savannah, Georgia 31408
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (912) 236-1561

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	CTRN	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 25, 2025, Citi Trends, Inc., a Delaware corporation (the “Company”), entered into an Amended and Restated Cooperation Agreement (the “Cooperation Agreement”) with Fund 1 Investments, LLC, a Delaware limited liability company (the “Investor”).

Pursuant to the Cooperation Agreement, the Company has agreed to (i) appoint each of Wesley Calvert and Pamela Edwards (each, a “New Director,” and, together, the “New Directors”) to the Company’s Board of Directors (the “Board”); (ii) nominate each of the New Directors, and David Heath, Charles Liu and Michael Kvitko (each, a “2024 Designee”) for election to the Board at the Company’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”); (iii) accept the retirement of each of Peter R. Sachse and Jonathan Duskin from the Board; and (v) appoint Mr. Calvert as Chair of the Finance Committee of the Board (the “Finance Committee”). The Company has also agreed to appoint Kenneth D. Seipel, the current Chief Executive Officer of the Company, as Chairman of the Board and David Heath as Lead Independent Director of the Board.

From the date of the Cooperation Agreement to the Termination Date (as defined below) (the “Standstill Period”), if the Investor satisfies the Minimum Ownership Threshold (as defined in the Cooperation Agreement), the Investor will have replacement rights with respect to Mr. Calvert, which will be subject to the Board’s approval (not to be unreasonably withheld, conditioned or delayed).

During the Standstill Period, the Investor has agreed to vote all Voting Securities (as defined in the Cooperation Agreement) beneficially owned by it or its affiliates at the 2025 Annual Meeting in accordance with the Board’s recommendations with respect to any and all proposals, except that the Investor (i) shall be permitted to vote in accordance with the recommendation of Institutional Shareholder Services Inc. (“ISS”) and Glass, Lewis & Co. LLC (“Glass Lewis”) if ISS and Glass Lewis issue a voting recommendation that differs from the Board’s recommendation with respect to any proposal (other than as related to the election, removal or replacement of directors) and (ii) may vote in its discretion on any proposal of the Company in respect of any Extraordinary Transactions (as defined in the Cooperation Agreement).

The Investor has further agreed that for so long as it owns Excess Shares (as defined in the Cooperation Agreement), the Investor will vote such Excess Shares in accordance with the Board’s recommendations with respect to any and all proposals presented at each annual or special meeting of stockholders following the conclusion of the Company’s 2024 annual meeting of stockholders, except that the Investor may vote the Excess Shares it its discretion on any proposal of the Company in respect of any Extraordinary Transactions.

The Investor has also agreed to certain customary standstill provisions prohibiting it from, among other things, (i) soliciting proxies; (ii) advising or knowingly encouraging any person with respect to the voting or disposition of any securities of the Company, subject to limited exceptions; (iii) making public announcements regarding certain transactions involving the Company; and (iv) taking actions to change or influence the Board, management or the direction of certain Company matters; in each case as further described in the Cooperation Agreement. Until the Termination Date, the Company and the Investor have also agreed to certain mutual non-disparagement provisions.

Additionally, the Investor has agreed that it shall never acquire or seek to acquire ownership (including, but not limited to, beneficial ownership) of, among other things, any securities of the Company such that after giving effect to such Acquisition (as defined in the Cooperation Agreement), the Investor and/or any of its affiliates or controlled associates directly or indirectly beneficially owns or has economic exposure in excess of 30% of the then-outstanding shares of the Company’s common stock, par value $0.01 (the “Common Stock”).

The Cooperation Agreement will terminate on the date that is 30 days prior to the closing of the window for the submission of stockholder director nominations for the Company’s 2026 annual meeting of stockholders (such meeting, the “2026 Annual Meeting” and such date, the “Termination Date”); provided, however, that the Termination Date shall be automatically extended to the date that is 30 days prior to the closing of the window for the submission of stockholder director nominations for the Company’s 2027 annual meeting of stockholders if (i) the average closing price of the Common Stock for the 45 consecutive trading days ending on the Termination Date equals or exceeds $23.00 per share and the Company has nominated each New Director and each 2024 Designee for election at the 2026 Annual Meeting; or (ii) at any time following the date of the Cooperation Agreement until the date that is 30 days prior to the closing of the window for the submission of stockholder director nominations for the 2026 Annual Meeting, the Investor sells or otherwise disposes of one or more shares of Common Stock at a price equal to or less than $23.00 per share.

The foregoing description of the Cooperation Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full terms and conditions of the Cooperation Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2025, the Board appointed each of the New Directors to serve as a member of the Board, effective as of April 2, 2025. Each of the New Directors will receive the same compensation for his or her respective service as a director as the compensation received by other non-management directors on the Board. Concurrently with the New Directors’ appointment to the Board, Mr. Calvert was appointed as Chair of the Finance Committee and Ms. Edwards was appointed as Chair of the Audit Committee of the Board, effective as of April 2, 2025.

There are no family relationships between either of the New Directors and any previous or current officers or directors of the Company, and the New Directors do not have direct or indirect material interests in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Except for the Cooperation Agreement described in Item 1.01 above, there is no arrangement or understanding between the New Directors and any other persons or entities pursuant to which the New Directors were appointed as directors of the Company.

On March 25, 2025, Messrs. Sachse and Duskin informed the Board that they will retire from the Board, effective as of April 2, 2025. Their retirements are not the result of any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Duskin will continue to serve as a consultant to the Company for a period of six months following his retirement to assist with the transition.

Effective as of April 2, 2025, the Board appointed Mr. Seipel as Chairman of the Board and Mr. Heath as Lead Independent Director of the Board.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Item 7.01	Regulation FD Disclosure.

On March 27, 2025, the Company issued a press release announcing, among other things, the entry into the Cooperation Agreement and the appointment of the New Directors. The Company also provided an update on quarter-to-date results for the first quarter of 2025. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01, including the press release, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Item 7.01, including the press release, shall not be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Cooperation Agreement, dated March 25, 2025, by and between Citi Trends, Inc. and Fund 1 Investments, LLC.
99.1	Press Release of Citi Trends, Inc., dated March 27, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITI TRENDS, INC.

Date: March 27, 2025	By:	/s/ Kenneth D. Seipel
	Name:	Kenneth D. Seipel
	Title:	Chief Executive Officer